EXHIBIT 99.1
FOR IMMEDIATE RELEASE
CONTACT: Michael A. Sicuro
                    702.263.2505
PROGRESSIVE GAMING INTERNATIONAL APPOINTS ROBERT B. ZIEMS AS EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
EXTENSIVE GAMING, TECHNOLOGY AND LICENSING EXPERIENCE

LAS VEGAS — September 15, 2005 — Progressive Gaming International Corporation (NASDAQ: PGIC) (the Company), a leading provider of diversified technology and content products and services used in the gaming industry worldwide announced today that it has appointed Robert B. Ziems as Executive Vice President and General Counsel effective immediately. Mr. Ziems replaces Michael Dreitzer who resigned for personal reasons. Mr. Dreitzer will remain as a consultant on regulatory and other matters for the Company.
Mr. Ziems has been with the Company since April 2004 as Associate General Counsel responsible for licensing and business development. Prior to joining the Company, he was the Associate General Counsel for Aristocrat Technologies and Station Casinos. He also held the same position for a communications company and was the General Counsel for a technology — based company, M-CAM, Inc. in Charlottesville, Virginia. Mr. Ziems also practiced law in Las Vegas for the firm of Dempsey Roberts and Smith. He holds a bachelors degree from the University of South Florida and obtained his law degree from the Drake University School of Law. Mr. Ziems is licensed to practice law in Nevada and Virginia.
President and Chief Executive Officer Russ McMeekin stated: “We are extremely pleased to have the opportunity to promote an outstanding individual into this mission critical position from within our organization. Rob has been instrumental in the success of our licensing activities and has been a key component of our strategy of maintaining a solid bench and continuing to enhance the human capital throughout the Company.”
McMeekin continued: “Mike Dreitzer added tremendous value to our company and while we will miss him being a part of our management team, we support and respect his decision. Our entire team wishes Mike the very best in his new endeavors.”
Executive Vice President and General Counsel Robert Ziems stated: “I am honored to be a part of the Progressive Gaming team and am very excited about our future. I believe we have the necessary ingredients to propel our company to the next level of success.”

Michael Dreitzer stated: “I have enjoyed my tenure with Progressive Gaming and am proud of our achievements thus far, and I am confident that we have established a strong foundation for continued success as I believe the best is yet to come for the Company and its shareholders.”
About Progressive Gaming International
Progressive Gaming International is a leading supplier of Integrated Casino Management Systems Software and Games for the gaming industry worldwide. The Company develops and distributes an expanding array of slot and table games, plus management and progressive jackpot software systems.
The Company is unique in the industry in offering management and progressive systems, and games as a modular yet integrated solution. There is a Progressive Gaming International product in virtually every casino in the world. For further information, visit www.progressivegaming.net.
Safe Harbor Statements under The Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements. Such statements are subject to certain risks and uncertainties, and actual circumstances, events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to differences include, but are not limited to, risks related to delay in the introduction of new products, risks related to the Company’s ability to enforce and continue to develop its intellectual property rights, including rights licensed from third parties, the risk that patents may exist of which the Company is not aware, or that existing patents may provide benefits to third parties beyond those anticipated by the Company, the Company’s ability to meet its capital requirements, relationships with casino operators, the overall industry environment, customer acceptance of the Company’s new products, further approvals of regulatory authorities, adverse court rulings, production and/or quality control problems, the denial, suspension or revocation of privileged operating licenses by governmental authorities, competitive pressures and general economic conditions as well as the Company’s debt service obligations. For a discussion of these and other factors which may cause actual events or results to differ from those projected, please refer to the Company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as well as other subsequent filings with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance on any forward-looking statements. The Company does not undertake, and specifically disclaims any obligation, to update or revise such statements to reflect new circumstances or unanticipated events as they occur.